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EXHIBIT 99.2

FORM OF ELECTION

ELECTION FORM AND LETTER OF TRANSMITTAL
To accompany certificates of common stock

of

Peoples Financial Corp.

Send this Election Form by Hand, Mail or Overnight Delivery to:	EXCHANGE AGENT: MAINSOURCE FINANCIAL GROUP, INC. For Information Call (812) 663-0157
MainSource Financial Group, Inc. Attn: Donald E. Benziger 201 North Broadway Greensburg, Indiana 47240	ELECTION DEADLINE is 5:00 P.M., E.S.T., on May 25, 2004 (MainSource Financial Group, Inc. must receive your election materials no later than this time)

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach List if Necessary)
(See Instructions)

Names(s) and Address(es) of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented By Certificate(s)

TOTAL SHARES

☐ Check the box to the left if you have lost any of your certificates and complete Affidavit For Lost Stock Certificate(s). (See Instruction 4)

        Pursuant to the terms of the Amended and Restated Plan of Reorganization and Merger, effective as of December 16, 2003 (the "Merger Agreement") by and between MainSource Financial Group, Inc. ("MainSource"), Peoples Holdings, Inc. and Peoples Financial Corp. ("Peoples"), upon consummation of the merger of Peoples Holdings, Inc. and Peoples, each share of Peoples common stock will be converted into the right to receive either $67.6168 in cash or 3.6728 shares of MainSource common stock. Peoples' shareholders are being given the opportunity to elect the form of consideration to be received by them in the merger subject to the conditions and limitations contained in the Merger Agreement. For a full discussion of the merger and effect of this election, see the proxy statement/prospectus dated April 27, 2004.

        This election governs the consideration that you, as a shareholder of Peoples, will receive if the merger is approved and consummated. This election may also affect the income tax treatment of the consideration that you receive.

        Complete the box on the following page to make an election (1) to have all of your shares of Peoples common stock converted into the right to receive shares of MainSource common stock, (a "Stock Election"), OR (2) to have all of your shares of Peoples common stock converted into the right to receive cash (a "Cash Election"), OR (3) to have the indicated number of your shares of Peoples common stock converted into the right to receive shares of MainSource common stock and the remainder of your shares converted into the right to receive cash ("Mixed Election"), OR (4) to indicate that you make no election (a "NON-ELECTION"). If the "NON-ELECTION" box is checked, you will receive stock. The Merger Agreement provides that 65% of the merger consideration will consist of MainSource common stock and 35% of the merger consideration will consist of cash. The Merger Agreement contains allocation and proration procedures to comply with these requirements. Accordingly, depending on the elections of other Peoples shareholders, the amount of cash and/or stock that you receive may differ from the amounts you elect to receive. To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to MainSource (the "Exchange Agent"), together with the certificates representing your shares, at the address above prior to the Election Deadline.

ELECTION

Subject to the conditions and limitations contained in the Merger Agreement, I hereby elect to receive the following as consideration for my shares of Peoples common stock: (check only one box)

☐	STOCK ELECTION—Each share of Peoples common stock converted into 3.6728 shares of MainSource common stock.	☐	NON-ELECTION You will be deemed to have made a NON-ELECTION if:
☐	CASH ELECTION—Each share of Peoples common stock converted into a cash payment of $67.6168 per share.	A.	No choice is indicated above;
☐	MIXED ELECTION (if the Mixed Election box is checked, fill out the section below)	B.	You fail to follow the instructions on this Election Form and Letter of Transmittal (including submission of your Peoples common stock certificates) or otherwise fail properly to make an election; or
	Insert number of shares of Peoples common stock converted into shares of MainSource common stock.	C.	A completed Election Form and Letter of Transmittal (including submission of your Peoples Common Stock certificates) is not actually received by the Election Deadline.
My remaining shares of Peoples common stock converted into cash payment of $67.6168 per share.
The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate and/or check in the name shown on page one and to the address on page one unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the new certificate and/or check is to be issued in a name that differs from the name on the surrendered certificate(s).	Complete ONLY if the new certificate and/or check is to be mailed to an address other than the address reflected above.
Issue to:	Mail to:
Name:	Name:

Address:	Address:

(Please also complete Substitute Form W-9. See Instructions 8 and 9)	(See Instruction 9)

IN ORDER TO COMPLETE THIS FORM PROPERLY YOU MUST SIGN BELOW
AND PROVIDE YOUR SOCIAL SECURITY NUMBER ON THE ATTACHED FORM W-9.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. (See Instructions 7, 8 and 9)

Registered Holder Signature
Registered Holder Signature
Title, if any
Date	Phone

INSTRUCTIONS
(Please read carefully the instructions below)

        1.     Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, or a facsimile thereof, properly completed and signed, together with the related Peoples common stock certificates, must be received by the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., E.S.T., on May 25, 2004. The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

        2.     Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

        3.     Surrender of Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares and any required accompanying evidences of authority.

        4.     Lost Certificate(s): If the certificate(s) that a registered holder (or transferee) wants to surrender has been lost or destroyed, that fact should be indicated on the face of this Letter of Transmittal which should then be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively replace such lost or destroyed certificate(s).

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless MainSource Financial Group, Inc., and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

Sign Here:

Co-Owner, if any:                                      Date:                        , 2004

        5.     Termination of Merger: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Peoples common stock.

        6.     Method of Delivery: Your old certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to MainSource, the Exchange Agent. Do not send them to Peoples. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

        7.     New Certificate/Check Issued in the Same Name: If the new certificate and/or check are to be issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s). If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

        8.     New Certificate/Check Issued in Different Name: If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s).

        9.     Special Issuance/Payment and Delivery Instructions: Indicate the name and address in which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the Shares. If Special Issuance/Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

IMPORTANT TAX INFORMATION

        Under United States federal income tax law, dividend payments and other distributions that may be made by the Company on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding and each Rights holder who exercises Rights should provide the Company with such Rights holder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below. If such Rights holder is an individual, the TIN is his or her Social Security Number ("SSN"). If the Company is not provided with the correct TIN in connection with such payments, the Rights holder may be subject to a $50.00 penalty imposed by the Internal Revenue Service (the "IRS").

        Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, such Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Company. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

        If backup withholding applies, the Company will be required to withhold 28% of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

        A person who is required to file an information return with the IRS must get your TIN to report, for example, income paid to you. Use Form W-9 to give your correct TIN to the payer (the person requesting your TIN) and, when applicable, (1) to certify that the TIN you are using is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding or (3) to claim exemption from backup withholding if you are an exempt payee. To prevent backup withholding, a Rights holder is required to notify the Company of such Rights holder's correct TIN by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such Rights holder is awaiting a TIN).

NOTE: If a payer gives you a form other than a Form W-9 to request your TIN, you must use the payer's form if it is substantially similar to Form W-9.

What Is Backup Withholding?

        Persons making certain payments to you must withhold and pay to the IRS 28% of such payments under certain conditions. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, non-employee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. If you give the payer your correct TIN, make proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive WILL be subject to backup withholding if:

  1.
  you do not furnish your TIN to the payer, or

  2.
  the IRS tells the payer that you furnished an incorrect TIN, or

  3.
  the IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

  4.
  you did not certify to the payer that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

  5.
  you did not certify your TIN when required. See the chart below for details.

Certain payees and payments are exempt from backup withholding and information reporting. See below.

What Number to Give the Company?

        Each Rights holder is required to give the Company the SSN or Employer Identification Number ("EIN") of the record owner of the Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

PAYER'S NAME:
SUBSTITUTE FORM W-9
REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

Name:
Business name, if different from above:
Address (number, street and apt. or suite no.):
City, state and ZIP code:
Check appropriate box: ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other (Specify)                          Requester's name and address (optional):

PART I: TAXPAYER IDENTIFICATION NUMBER (TIN)

Social security number:
OR
Employer identification number:                          OR
If awaiting TIN write "Applied For" and complete Parts III and IV:

List Account Number(s)
(Optional):

PART II: FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

For payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

PART III: CERTIFICATION

Under penalties of perjury, I certify that:

(1)
The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
(2)
I am not subject to backup withholding because
(a)
I am exempt from backup withholding, or
(b)
I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or
(c)
the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

, 2004
Signature	Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE "APPLIED FOR" IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9.
PART IV:
CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 calendar days of the receipt of this certification, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature                                                   Date                         , 2004

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER
TO GIVE THE PAYER

        Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

For This Type of Account:		Give the Social Security Number of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account, or, if combined funds, any one of the individuals(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship	The owner(3)
6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
7.	Corporation	The corporation
8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
9.	Partnership	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments.	The public entity

(1)
List first and circle the name of the person whose number you furnish

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Show the name of the owner.

(4)
List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

All Section references are to the Internal Revenue Code of 1986, as amended.

Obtaining a Number

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

        The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under Sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding or information reporting: medical and health care payments, attorneys' fees and payment for services paid by a federal executive agency. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

  (1)
  A corporation.

  (2)
  An organization exempt from tax under Section 501(a), or an individual retirement plan ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  (3)
  The United States or any of its agencies or instrumentalities.

  (4)
  A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  (5)
  A foreign government or any of its political subdivisions, agencies or instrumentalities.

  (6)
  An international organization or any of its agencies or instrumentalities.

  (7)
  A foreign central bank of issue.

  (8)
  A dealer in securities or commodities required to register in the United States or a possession of the United States.

  (9)
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  (10)
  A real estate investment trust.

  (11)
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  (12)
  A common trust fund operated by a bank under Section 584(a).

  (13)
  A financial institution.

  (14)
  A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

  (15)
  A trust exempt from tax under Section 664 or described in Section 4947.

        Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

  A.
  Payments to nonresident aliens subject to withholding under Section 1441.

  B.
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) distributions made by an ESOP.

    Payments of interest generally not subject to backup withholding include the following:

    •
    Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    •
    Payments of tax-exempt interest (including exempt interest dividends under Section 852.

    •
    Payments described in Section 6049(b)(5) to nonresident aliens.

    •
    Payments on tax-free covenant bonds under Section 1451.

    •
    Payments made by certain foreign organizations.

    •
    Mortgage or student loan interest paid to you.

        Payments that are not subject to information reporting are also not subject to backup withholding. For details see Sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such Sections.

Privacy Act Notice

        Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

  (1)
  Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  (2)
  Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

  (3)
  Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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